EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Heat Biologics, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-224039), Form S-3 (No. 333-214868, and No. 333-221201) and Form S-8 (No. 333-193453, No. 333-196763, No. 333-207108, No. 333-213133, No. 333-219238 and No. 333-227699) of Heat Biologics, Inc. of our report dated March 28, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Raleigh, NC

March 28, 2019